Exhibit 99.1

Contacts
Media
Ted Lowen, Engelhard Corp.
732-205-6360

Investor Relations
Gavin A. Bell, Engelhard Corp.
732-205-6313
Ref. #C1439
         or
Dan Katcher / Eden Abrahams
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Engelhard Corporation
101 Wood Avenue,
P.O. Box 770
For immediate release                                                                                                                      Iselin, NJ Iselin, NJ 08830

ENGELHARD SPECIAL EFFECT FILM ENHANCES
“PURE” VISUAL APPEAL OF HIGH-END PACKAGING

ISELIN, NJ, MARCH 23, 2006 ─ New special-effect film from Engelhard (NYSE:EC) offers exceptionally uniform color effects and enhanced physical properties to various applications including high-end packaging, textiles and glitter.

Engelhard Aurora® LiquidColorTM iridescent special-effect films are the latest addition to the company’s extensive line of unique Aurora special effect films, which are specially designed to enhance a product's visual appeal.

Available in red, green, and violet colors, Aurora LiquidColor film offers additional benefits including improved strength, higher thermal and solvent stability and more reflectivity.

Aurora films can be used alone or layered over all types of products, from consumer packaging and home accessories to textiles, gift wrap, toys and holiday decor. The films come in a wide variety of sheer colors and shimmering effects, for a near limitless array of eye-catching design options.

“We always strive to bring more innovative special effect film and pigment technologies to our packaging customers,” said Greg Coughlin, Engelhard’s market development manager. “In a dynamic, very competitive marketplace, our new Aurora LiquidColor film is especially suited for high-end applications such as cosmetics, personal care, and textiles in order to capture consumers’ attention and help move products off shelves.”

Engelhard continually develops new Aurora films aimed at bringing fresh looks to the marketplace, including the Garden Series™, Fluoridescent™, ShimmerSilk™ (for textiles), and the GemTallic™ Collection, including the new DiamondFire film.

Manufacturers can visit www.engelhard.com/aurorafilm for new and expanded online information. This is a one-stop source for demonstrating how Aurora special effect film can be applied to various types of end-products.

Engelhard Corporation is a surface and materials science company that develops technologies to improve customers’ products and processes. A Fortune 500 company, Engelhard is a world-leading provider of technologies for environmental, process, appearance and performance applications. For more information, visit Engelhard on the Internet at www.engelhard.com.

Forward-Looking Statements. This announcement contains forward-looking statements. There are a number of factors that could cause Engelhard’s actual results to vary materially from those projected in the forward-looking statements. For a more thorough discussion of these factors, please refer to “Forward-Looking Statements” (excluding the first and sixth sentences thereof) on page 34 of Engelhard’s 2005 Annual Report on Form 10-K, dated March 3, 2006 and Exhibit (a)(11) to Amendment No. 2 to the Company's Schedule 14D-9 (Investor Presentation entitled "Engelhard Response to BASF Offer") (excluding the last paragraph of page 33 thereof), filed on February 2, 2006.

Additional Information and Where To Find It. This announcement does not constitute an offer or invitation to purchase nor a solicitation of an offer to sell any securities of Engelhard. In connection with the proposed transaction, BASF filed a Tender Offer Statement on Schedule TO on January 9, 2006, which has been amended (the “Tender Offer Statement”). Engelhard has filed certain materials with the SEC, including a Solicitation/Recommendation Statement on Schedule 14D-9, which has been amended (the “Schedule 14D-9”). Engelhard plans to file with the SEC and mail to its shareholders a Proxy Statement on Form 14A relating to the 2006 annual meeting of shareholders and the election of directors (the “2006 Proxy Statement”). Information regarding the names of Engelhard’s directors and executive officers and their respective interests in Engelhard by security holdings or otherwise is set forth in Engelhard’s Proxy Statement relating to the 2005 annual meeting of shareholders (“2005 Proxy Statement”). Additional information regarding the interests of such potential participants will be included in the 2006 Proxy Statement and other relevant documents to be filed with the SEC in connection with Engelhard’s 2006 annual meeting of stockholders that will be filed with the SEC.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the Tender Offer Statement, Schedule 14D-9, 2005 Proxy Statement, 2006 Proxy Statement (when it is filed and becomes available) and other documents filed by Engelhard or BASF with the SEC at the SEC's website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of each of the Schedule 14D-9, 2005 Proxy Statement and 2006 Proxy Statement (when it is filed and becomes available), as well as Engelhard's related filings with the SEC, from Engelhard by directing a request to Engelhard Corporation, 101 Wood Avenue, Iselin, New Jersey 08830, Attention: Investor Relations or at 732-205-5000.

Copies of Engelhard’s letter to stockholders and Schedule 14D-9 may also be obtained from MacKenzie Partners, Inc. by calling 1-800-322-2885 toll free or at 1-212-929-5500 collect or by e-mail at Engelhard@mackenziepartners.com.

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